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                                                                     EXHIBIT 4.7

                              SECOND AMENDMENT TO
                             --------------------
                            REGISTRATION AGREEMENT
                            ----------------------


     This Second Amendment is made as of September __, 2000 to the Registration Agreement (the "Agreement") dated as of October 26, 1993, as amended on August 10, 2000, among Exide Corporation, Wilmington Securities, Inc., Chemical Investments, Inc. and certain members of the management of Exide Corporation. Terms defined in the Agreement shall have the same meanings herein.

     The parties hereto desire to amend the Agreement to permit the Company to enter into a Registration Rights Agreement in the form of Exhibit A hereto (the "New Agreement") and further amend the Agreement in all respects necessary to reconcile it with the provisions of the New Agreement.

     The parties hereto agree that pursuant to paragraph 10(d) of the Agreement, the Company and the Shareholders whose signatures appear below (which Shareholders constitute the holders of a majority of the currently outstanding Registrable Securities) hereby amend the Agreement to permit the execution, delivery and performance of the New Agreement in accordance with its terms notwithstanding any provision of the Agreement to the contrary or whose operation would be inconsistent with the provisions of the New Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                               EXIDE CORPORATION


                               By: /s/ Kenneth S. Pawloski
                                   Kenneth S. Pawloski
                                   Vice President, Corporate Controller

                            SHAREHOLDERS

/s/ Robert A. Lutz                 /s/ Craig H. Muhlhauser
Robert A. Lutz                     Craig H. Muhlhauser

/s/ Kevin R. Morano                /s/ John R. Van Zile
Kevin R. Morano                    John R. Van Zile
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             EXIDE CORPORATION, as Seller


                                By:       /s/ Thomas L. O'Neill
                                Name:     Thomas L. O'Neill
                                Title:    Assistant Treasurer

                                Address: 645 Penn Street
                                           Reading, Pennsylvania 19612-4205
                                Attention:  Thomas L. O'Neill
                                Telephone:  (610) 378-0640
                                Facsimile:  (610) 378-0315

                             EXIDE U.S. FUNDING CORPORATION, as Buyer

                                By:       /s/ Thomas L. O'Neill
                                Name:     Thomas L. O'Neill
                                Title:    Treasurer

                                Address: 645 Penn Street
                                           Reading, Pennsylvania 19612-4205
                                Attention:  Thomas L. O'Neill
                                Telephone:  (610) 378-0640
                                Facsimile:  (610) 378-0315

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